EXECUTION COPY
First Amendment

to

Credit Agreement

Among

McMoRan Oil & Gas, LLC,
as Borrower,

JPMorgan Chase Bank, N.A.,
as Administrative Agent,

Toronto-Dominion (Texas) LLC,
as Syndication Agent,

and

The Lenders Signatory Hereto

Effective as of January 19, 2007

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “First Amendment”) executed effective as of the 19th of January, 2007 (the “First Amendment Effective Date”) is among McMoRan Oil & Gas, LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders that is a signatory hereto; JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and Toronto-Dominion (Texas) LLC, as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”).

Recitals

A. The Borrower, the Administrative Agent, the Syndication Agent and the Lenders are parties to that certain Credit Agreement dated as of April 19, 2006 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to the Credit Agreement.

Section 2.  Amendments to Credit Agreement.

2.1  Section 1.02. The following definitions are hereby added or amended and restated in its entirety as follows:

“Agreed Pricing” means:

(i) for anticipated sales of Hydrocarbons that are fixed in a firm fixed price sales contract, the fixed price or prices provided for in such sales contract during the term thereof; and

(ii) for anticipated sales of Hydrocarbons that are hedged by a fixed price Swap Agreement, the fixed price or prices provided for in such Swap Agreement during the term thereof, as modified by any necessary adjustment for quality and geographical differentials; and

(iii) for anticipated sales of Hydrocarbons that are hedged by a Swap Agreement which Swap Agreement provides for a range of prices between a floor and a ceiling, the prices provided for in subsection (iv) below, provided that during the term of such Swap Agreement such prices shall in no event be less than such floor or exceed such ceiling, as such floor and ceiling are modified by any necessary adjustment specified by the Administrative Agent for quality and geographical differentials; and

(iv) for anticipated sales of Hydrocarbons, if such sales are not hedged by a Swap Agreement or sales contract that is described in paragraphs (i), (ii), or (iii) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), and with any necessary adjustment specified by the Administrative Agent for quality and geographical differentials, the “strip” price under Henry Hub Natural Gas futures contracts and Light, Sweet Crude Oil futures contracts for the five year period following such calculation date, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations), as of the settlement of the last trading day for the contract month coincident with the effective date of the then most recent Reserve Report, and thereafter the price in effect at the end of such five year period.

“Agreement” means this Credit Agreement, as amended by the First Amendment to Credit Agreement, dated as of January 19, 2007, as the same may from time to time be further amended, modified, supplemented or restated.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank or trust company organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Equity Issuance” means the issuance, sale or other disposition after the Effective Date by the Borrower, any of its Subsidiaries or any other Credit Party other than the Parent of its Equity Interests.

“First Amendment Effective Date” means January 19, 2007.

“Intercreditor Agreement” means in respect of the Second Lien Term Loan Agreement, that certain Intercreditor Agreement dated as of the First Amendment Effective Date among the Administrative Agent, the Borrower and Guarantors and the agent on behalf of the Second Lien Lenders, as the same may from time to time be amended, modified, supplemented or restated in accordance with the provisions thereof.

“Material Indebtedness” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries or any Guarantor in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary or Guarantor in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not have a stated interest rate in excess of the stated interest rate of the Refinanced Debt; (d) such new Debt does not contain any covenants which are more onerous to the Borrower and its Restricted Subsidiaries than those imposed by the Refinanced Debt, (e) such new Debt (and any guarantees thereof) is secured by the same collateral which secured the Refinance Debt and (f) any Liens securing such new Debt are subordinated to the Liens securing the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Liens securing the Refinanced Debt.

“Probable Reserves” means “Probable Reserves” as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Proved Reserves” means “Proved Reserves” determined in accordance with SEC requirements (with the exception that such reserves shall be calculated using the Agreed Pricing) in effect at the time in question which are categorized as “Proved Developed Reserves” and “Proved Undeveloped Reserves”. Proved Developed Reserves are further subcategorized as “Proved Developed Producing Reserves” and “Proved Developed Nonproducing Reserves” in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“PV” means the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and its Subsidiaries’ collective interests in Proved Reserves and Probable Reserves (calculated separately) expected to be produced from Oil and Gas Properties during the remaining expected economic lives of such reserves. Each calculation of Total Proved Reserve Value shall be made in accordance with SEC requirements in effect at the time in question and each calculation of Total Probable Reserve Value shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves and (b) such calculations shall be made using the Agreed Pricing.

“Reserve Report” means the Initial Reserve Report and each other report setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination), the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time, and, while the Second Lien Notes are outstanding, the definition of PV. While the Second Lien Notes are outstanding, each such report must (a) separately report on Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and Probable Reserves and separately calculate the PV of each such category for the Borrower’s and the Subsidiaries’ interests, (b) take into account the Borrower’s actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (c) identify and take into account any “over-produced” or “under-produced” status under gas balancing arrangements, and (d) contain information and analysis comparable in scope to that contained in the Initial Reserve Report.

“Second Lien Agent” means the Person acting as administrative agent, whether designated as such or functioning in a similar representative capacity, for the Second Lien Lenders.

“Second Lien Lenders” means each Person now or hereafter a party to the Second Lien Term Loan Agreement as a lender.

“Second Lien Majority Lenders” means Second Lien Lenders holding more than 50% of the then outstanding Second Lien Notes or such larger percentage as may be necessary to generally amend the Second Lien Term Loan Agreement pursuant to the terms thereof

“Second Lien Notes” means the $100,000,000 Second Lien Term Notes issued pursuant to the Second Lien Term Loan Agreement, together with all amendments, modifications, extensions and rearrangements, including any Permitted Refinancing Debt in respect thereof, all to the extent permitted by Section 9.04.

“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Credit Agreement dated as of the First Amendment Effective Date among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent for the Second Lien Lenders, TD Securities (USA) LLC, as syndication agent for the Second Lien Lenders, and the Second Lien Lenders party thereto, together with all amendments, modifications and supplements, including any Permitted Refinancing Debt in respect thereof, all to the extent permitted by Section 9.04.

“Second Lien Term Loan Documents” means the Second Lien Term Loan Agreement, the Second Lien Notes and any “Loan Documents” (as defined therein), in each case, together with all amendments, modifications and supplements thereto permitted by Section 9.04.

“Security Instruments” means the Guaranty Agreement, the Intercreditor Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit F-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Total Probable Reserve Value” means at any time the PV attributable to Probable Reserves as most recently determined and certified to the Lenders in accordance with Section 8.12(h), as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.01(e).

“Total Proved Reserve Value” means at any time the PV attributable to Proved Reserves as most recently determined and certified to the Lenders in accordance with Section 8.12(h), as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.01(e).

2.2  Section 8.12. Sections 8.12(d) through Section 8.12(h) are hereby inserted which read as follows:

(d) Subject to interim adjustment under Section 8.13(c) and Section 9.01(e), the initial Total Proved Reserve Value shall be $387,600,000.

(e) No later than March 1st and September 1st of each year, the Borrower shall deliver to the Administrative Agent two certificates, each in form reasonably satisfactory to the Administrative Agent, reflecting the Total Proved Reserve Value and the Total Probable Reserve Value, respectively, as of the immediately preceding January 1 and July 1, commencing March 1, 2007.

(f) In addition, the Borrower may, by notifying the Administrative Agent thereof, elect to require the Total Proved Reserve Value to be determined two additional times on a specified “as of” date between such regular determinations (which shall be the first day of a calendar month following the date of such notice), in which event the Borrower shall deliver to the Administrative Agent a certificate, in form reasonably satisfactory to the Administrative Agent (which may be in the form of an updated Reserve Report), no later than three months after such specified date reflecting the Total Proved Reserve Value as of such specified date.

(g) The Borrower shall calculate the Total Proved Reserve Value and the Total Probable Reserve Value based upon the applicable definitions of this Agreement, and provide with each such certificate the Reserve Report and other information used by the Borrower in calculating the Total Proved Reserve Value and Total Probable Reserve Value.

(h) Upon receipt of each such certificate, the Administrative Agent shall promptly review such certificate and, within five (5) Business Days, confirm to the Borrower and the Lenders that (i) the calculations used to determine the Total Proved Reserve Value were based upon the pricing and other requirements set forth in the definition of PV and (ii) no mathematical or other errors or omissions have been made in such calculation. If facts under (i) or (ii) are ascertained to exist, the Administrative Agent and the Borrower shall cooperate to promptly calculate the proper amount. Otherwise, upon confirmation of such amount as the Total Proved Reserve Value, such amount will be the Total Proved Reserve Value until next adjusted or redetermined in accordance with the terms of this Agreement pursuant to Section 8.13(c) or Section 9.01(e).

2.3  Section 8.13. Section 8.13(d) is hereby added which reads as follows:

(d) For so long as the Second Lien Notes are outstanding, the reference to “85%” in Sections 8.13(a), (b) and (c) shall be “90%”.

2.4  Section 8.14. Section 8.14(d) is hereby deleted and the following is inserted which reads as follows:

Other than Liens granted to secure the Second Lien Notes as of the First Amendment Effective Date, the Borrower agrees that it will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the Second Lien Notes without first (i) giving fifteen (15) days’ prior written notice to the Administrative Agent thereof and (ii) granting to the Administrative Agent to secure the Indebtedness a first-priority, perfected Lien on this same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

2.5  Section 9.01. The following sentence is added to the end of Section 9.01(a):

“For so long as the Second Lien Notes are outstanding, Total Debt for purposes of this Section 9.01(a) shall mean Total Debt as of any date of determination less all unencumbered cash and Cash Equivalents and Debt permitted pursuant to Section 9.02(f) on the balance sheet of the Borrower and its Subsidiaries as of such date.”

2.6  Section 9.01. Section 9.01(c), Section 9.01(d) and Section 9.01(e) are hereby inserted which read as follows:

(c) Ratio of Total Proved Reserve Value to Net Debt. For so long as the Second Lien Notes are outstanding, the Borrower will not as of any date of determination permit the ratio of (i) Total Proved Reserve Value to (ii) (A) Total Debt less (B) the sum as of such date of (1) unencumbered cash and Cash Equivalents of the Borrower and its Subsidiaries and (2) Debt permitted pursuant to Section 9.02(f) to be less than (x) as of December 31, 2006 through December 30, 2007, 1.5 to 1.0, (y) as of December 31, 2007 through December 30, 2008, 1.75 to 1.0 and (z) thereafter 2.0 to 1.0.

(d) Interest Coverage Ratio. For so long as the Second Lien Notes are outstanding, the Borrower will not permit the ratio, determined as of the end of any fiscal quarter, of (i) EBITDAX for the trailing four fiscal quarter period ending on such date, to (ii) Interest Expense for such four fiscal quarter period to be less than (x) prior to December 31, 2007, 2.75 to 1.00, (y) on and after December 31, 2007 and prior to December 31, 2008, 3.25 to 1.00 and (z) thereafter 3.75 to 1.00.

(e) Adjustments to Total Proved Reserve Value. If the Borrower or any Subsidiary shall sell or otherwise dispose of any Oil and Gas Property included in the calculation of Total Proved Reserve Value, then until Total Proved Reserve Value is recalculated in accordance with the terms hereof, Total Proved Reserve Value as then in effect shall be reduced to reflect the Total Proved Reserve Value of the Oil and Gas Property so sold or disposed of. Total Proved Reserve Value may also be adjusted to reflect title defects as contemplated under Section 8.13(c).

2.7  Section 9.02. Section 9.02(e) is hereby replaced and Section 9.02(k) is hereby inserted, each of which reads as follows:

(e) Debt in respect of letters of credit, bank or completion guarantees, surety, performance, warranty, bid, appeal or other bonds or guarantees and similar instruments, in each case to the extent (x) required by Governmental Requirements or any third Person and (y) provided in the ordinary course of business in connection with the operation of the Oil and Gas Properties.

(k) Debt under the Second Lien Notes and any guarantees thereof by a Guarantor, the principal amount of which Debt does not exceed $100,000,000 in the aggregate, and any Permitted Refinancing Debt thereof.

2.8  Section 9.03. Section 9.03(d) is hereby redesignated as Section 9.03(e) and a new Section 9.03(d) is hereby inserted which reads as follows:

(d) Liens on Property securing the Second Lien Notes and any guaranties thereof as permitted by Section 9.02(k); provided, however, that (i) such Liens securing such Debt are subordinate to the Liens securing the Indebtedness, this Agreement and the other Loan Documents pursuant to the Intercreditor Agreement and (ii) both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 8.14(d).

2.9  Section 9.04. Section 9.04 is hereby amended to add the following paragraph (b):

(b) The Borrower will not, and will not permit any Subsidiary to: (1) prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Second Lien Notes except with the proceeds of an Equity Issuance or with Permitted Refinancing Debt, provided that the Borrower may optionally prepay the Second Lien Notes, if (A) no Default or Event of Default has occurred and is continuing or would exist after giving effect to such prepayment or refinancing, and (B) after giving effect to such prepayment, the Borrower would have at least $15,000,000 of unused availability under the Commitments, or (2) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Second Lien Term Loan Document if (A) the effect thereof would be to shorten the maturity of the Second Lien Notes or shorten the average life or increase the amount of any scheduled repayment or mandatory prepayment of principal or increase the interest rate or increase any call, put or prepayment premiums or shorten any period for payment of interest thereon, (B) such action requires the payment of a consent fee (howsoever described), (C) such action adds additional Property as collateral to secure the Second Lien Notes unless the Borrower complies with Section 8.14(d) or (D) such action adds any covenants or defaults without this Agreement being contemporaneously amended to add substantially similar covenants or defaults, provided that the foregoing shall not prohibit the execution of supplemental agreements to add guarantors if required by the terms thereof provided that any such guarantor also guarantees the Indebtedness pursuant to the Guaranty Agreement and each of the Borrower and such guarantor otherwise complies with Section 8.14(b).

2.10  Section 10.01. Section 10.01(o) is hereby added which reads as follows:

(o) the Intercreditor Agreement, after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any party thereto or holder of the Debt subordinated thereby or shall be repudiated by any of them, or cause the Lien securing the payment of the obligations of the Second Lien Notes to be senior or pari passu with the Liens securing the payment of obligations of this Agreement, or any payment by the Borrower or any Guarantor in violation of the terms of the Intercreditor Agreement.

2.11  Borrowing Base Adjustment. As of the First Amendment Effective Date, the Borrowing Base shall be adjusted to be $50,000,000.

Section 3.  Conditions Precedent. The effectiveness of this First Amendment is subject to the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 3, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

3.1  Payment of Outstanding Invoices. Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower.

3.2  First Amendment. The Administrative Agent shall have received multiple counterparts as requested of this First Amendment from each Lender and multiple counterparts as requested of the Intercreditor Agreement from the Second Lien Lenders or their representative.

3.3  No Default. No Default or Event of Default shall have occurred and be continuing as of the First Amendment Effective Date.

3.4  Security Instruments. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(a)  be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 90% of the total value of the Proved Reserves evaluated in the Reserve Report most recently delivered prior to the First Amendment Effective Date;

(b)  be reasonably satisfied that all Property constituting security for the Second Lien Term Loan Agreement is subject to a first priority, perfected Lien in favor of the Administrative Agent under the Security Instruments; and

(c)  be reasonably satisfied with title to any additional Oil and Gas Properties mortgaged in connection with clause (a) of this Section 3.4.

3.5  Closing of Second Lien Term Loan Agreement. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (a) funding under the Second Lien Term Loan Agreement has occurred, or is occurring contemporaneously with the First Amendment Effective Date, which shall result in gross cash proceeds of $99,500,000 and (b) that attached thereto are true and complete copies of the Second Lien Term Loan Documents as then in effect.

3.6  Approval of Second Lien Term Loan Documents. The Second Lien Term Loan Documents shall be reasonably acceptable to the Majority Lenders.

Section 4.  Representations and Warranties; Etc. Each Obligor hereby affirms: (a) that as of the date of execution and delivery of this First Amendment, all of the representations and warranties contained in each Loan Document to which such Obligor is a party are true and correct in all material respects as though made on and as of the First Amendment Effective Date (unless made as of a specific earlier date, in which case, was true as of such date); and (b) that after giving effect to this First Amendment and to the transactions contemplated hereby, no Defaults exist under the Loan Documents or will exist under the Loan Documents.

Section 5.  Miscellaneous.

5.1  Confirmation. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

5.2  Ratification and Affirmation of Obligors. Each of the Obligors hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (c) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

5.3  Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.4  No Oral Agreement. This written First Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

5.5  Governing Law. This First Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:                                                                    MCMORAN OIL & GAS LLC

By: ___________________________
Kathleen L. Quirk, Vice President

GUARANTORS:                                                                MCMORAN EXPLORATION CO.

By: _____________________________
                       Kathleen L. Quirk, Senior Vice President &
                                       Treasurer

K-MC VENTURE I LLC

By:          MCMORAN OIL & GAS LLC,
its sole member

By:  _________________________
Kathleen L. Quirk, Vice President

FREEPORT CANADIAN
EXPLORATION COMPANY

By:              MCMORAN OIL & GAS LLC,
its sole member

By: __________________________
Kathleen L. Quirk, Vice President

MCMORAN INTERNATIONAL INC.

By:         MCMORAN OIL & GAS LLC,
its sole member

By: ________________________
   Kathleen L. Quirk, Vice President

SIGNATURE PAGE 1

ADMINISTRATIVE AGENT:                                           JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By: ___________________________
Name:
Title:

SIGNATURE PAGE 2

SYNDICATION AGENT:                                                  TORONTO-DOMINION (TEXAS) LLC,
as Syndication Agent

By: _______________________
Name:
Title:

SIGNATURE PAGE 3

LENDER:                                                                              JPMORGAN CHASE BANK, N.A.,
as a Lender

By: _________________________
Name:
Title:

SIGNATURE PAGE 4

LENDER:                                                                              TORONTO-DOMINION (TEXAS) LLC,
as a Lender

By: _____________________________
Name:
Title:

SIGNATURE PAGE 5